Exhibit 10.22

DATE: 01/31/19

Development Yangtze River

41-43 John Street, # 2A

New York, NY 10038

Re: Extension of Market/Non-Regulated Lease

The owner hereby notifies you that your lease will expire on 3/31/19

Dear tenants:

This office serves as the managing agent for the above referenced premises.

Your Current Rent: $7395.00

We hereby offer you a one year extension on your lease effective 04/01/19 through 03/31/2020 at the rate $7395.00 per month. (Same Rate)

The apartment may not be used in whole or in part as a hotel, bed and breakfast, hostel or for other forms of short-term stays or transient occupancy. The Demised Premises shall not be listed or advertised in full or in part in any form of media for any purpose. Any breach of the provisions of this paragraph 15 is a material breach under the terms of this lease. Landlord may at its sole option, terminate this lease upon thirty (30) days' notice if Tenant violates the provisions of this Paragraph.

If you have any questions, please call Rose Dass (212)-206-6036

Please indicate your decision below and forward this letter to our office by return mail. A countersigned copy will be returned to you for your records. Pursuant to your lease you are required to notify the owner 60 days before lease expiration whether or not you are going to renew the lease.

I accept said offer:	I do not accept and will vacate on:

Signature	Signature

55 Fifth Avenue, New York, NY 10003-4398
Phone: 212-206-6000 ♦Fax: 212-206-6113
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